EXHIBIT 10(b)


                                 LOAN AGREEMENT


                          Dated as of December 6, 2002




                                     Between




                       KOGER POST OAK LIMITED PARTNERSHIP,
                                   as Borrower




                                       and




                             COLUMN FINANCIAL, INC.,
                                    as Lender

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     TABLE OF CONTENTS                                       Page
     -----------------                                       ----
I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION
     Section 1.1.Definitions                                   1
     Section 1.2.Principles of Construction                   23

II.  GENERAL TERMS
     Section 2.1.Loan Commitment; Disbursement to Borrower.   23
     Section 2.2.Interest Rate.                               23
     Section 2.3.Loan Payment.                                29
     Section 2.4.Prepayments.                                 29
     Section 2.5.Release of Property                          30
     Section 2.6.Cash Management.                             31
     Section 2.7.Extension of the Initial Maturity Date       32

III. CONDITIONS PRECEDENT
     Section 3.1.Conditions Precedent to Closing              33

IV.  REPRESENTATIONS AND WARRANTIES
     Section 4.1.Borrower Representations                     36
     Section 4.2.Survival of Representations                  44

V.   BORROWER COVENANTS
     Section 5.1.Affirmative Covenants                        44
     Section 5.2.Negative Covenants                           55

VI.  INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS
     Section 6.1.Insurance                                    60
     Section 6.2.Casualty                                     64
     Section 6.3.Condemnation                                 64
     Section 6.4.Restoration                                  65

VII. RESERVE FUNDS
     Section 7.1.Required Repair Funds.                       69
     Section 7.2.Tax and Insurance Escrow Fund                70
     Section 7.3.Replacements and Replacement Reserve.        71
     Section 7.4.Rollover Reserve.                            72
     Section 7.5.Reserve Funds, Generally.                    73
     Section 7.6.Delivery of Letters of Credit                75

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                                       i
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VIII.DEFAULTS
     Section 8.1.Event of Default                             76
     Section 8.2.Remedies                                     78

IX.  SPECIAL PROVISIONS
     Section 9.1.Sale of Notes and Securitization             80
     Section 9.2.Securitization Indemnification               81
     Section 9.3.[Intentionally Deleted]                      85
     Section 9.4.Exculpation                                  85
     Section 9.5.Matters Concerning Manager                   87
     Section 9.6.Servicer                                     87
     Section 9.7.Severance Documentation                      87

X.   MISCELLANEOUS
     Section 10.1.  Survival                                  87
     Section 10.2.  Lender's Discretion                       88
     Section 10.3.  Governing Law.                            88
     Section 10.4.  Modification, Waiver in Writing           89
     Section 10.5.  Delay Not a Waiver                        89
     Section 10.6.  Notices                                   90
     Section 10.7.  Trial by Jury.                            91
     Section 10.8.  Headings                                  91
     Section 10.9.  Severability                              91
     Section 10.10. Preferences                               91
     Section 10.11. Waiver of Notice                          91
     Section 10.12. Remedies of Borrower                      92
     Section 10.13. Expenses; Indemnity                       92
     Section 10.14. Schedules Incorporated                    93
     Section 10.15. Offsets, Counterclaims and Defenses       93
     Section 10.16. No Joint Venture or Partnership;
                    No Third Party Beneficiaries              93
     Section 10.17. Publicity                                 94
     Section 10.18. Cross-default; Cross-collateralization;
                    Waiver of Marshalling of Assets           94
     Section 10.19. Waiver of Counterclaim                    94
     Section 10.20. Conflict; Construction of
                    Documents; Reliance                       94
     Section 10.21. Brokers and Financial Advisors            95
     Section 10.22. Prior Agreements                          95
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                                    SCHEDULES
                                    ---------
Schedule I     -    Property - Information
Schedule II    -    Rent Roll
Schedule III   -    Required Repairs - Deadlines for Completion
Schedule IV    -    Organization Chart
Schedule V     -    Intentionally Deleted
Schedule VI    -    Aesthetic Repairs - Deadlines for Completion
Schedule VII   -    Unfunded Obligations Reserve
Schedule 4.1.4      Litigation
Schedule 4.1.5      Agreements
Schedule 4.1.24     Physical Condition
Schedule 4.1.26     Leases

Exhibit A -    Approved Management Agreement

                         LOAN AGREEMENT

     THIS LOAN AGREEMENT, dated as of December 6, 2002 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010 ("Lender"), and KOGER POST OAK LIMITED PARTNERSHIP, a Delaware limited partnership, having its principal place of business at 433 Plaza Real, Suite 335, Boca Raton, Florida 33432 ("Borrower").

                      W I T N E S S E T H:

     WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

     WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

     NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     SECTION 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

     "3000 Property" shall mean the Individual Property known as 3000 Post Oak Boulevard, Houston, Texas.

     "3040 Property" shall mean the Individual Property known as 3040 Post Oak Boulevard, Houston, Texas.

     "3050 Property" shall mean the Individual Property known as 3050 Post Oak Boulevard, Houston, Texas.

     "Acceptable Counterparty" shall mean any counterparty to the Interest Rate Cap Agreement that has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, a long-term unsecured debt rating of at least "AA" from S&P and "Aa" from Moody's, respectively, which rating shall not include a "t" or otherwise reflect a termination risk.

     "Acceptable Rating" shall mean a long-term unsecured debt rating of at least "AA" by S&P and "Aa2" from Moody's.

     "Acquired Property" shall have the meaning set forth in Section
5.1.11(f)(i).

     "Acquired Property Statements" shall have the meaning set forth in Section 5.1.11(f)(i).

     "Additional Insolvency Opinion" shall have the meaning set forth in Section 4.1.30c hereof.

     "Additional Rollover Reserve Monthly Deposit" shall have the meaning set forth in Section 7.4.1.

     "Aesthetic Repair Account" shall have the meaning set forth in Section
7.6.1 hereof.

     "Aesthetic Repair Fund" shall have the meaning set forth in Section 7.6.1 hereof.

     "Aesthetic Repairs" shall have the meaning set forth in Section 7.6.1 hereof.

     "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person.

     "Affiliated Loans" shall mean a loan made by Lender to an Affiliate of Borrower or Guarantor.

     "Affiliated Manager" shall mean any Manager in which Borrower, Principal or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

     "Agent" shall mean any Eligible Institution acting as Agent under the Cash Management Agreement or any successor designated by Lender.

     "ALTA" shall mean American Land Title Association, or any successor thereto.

     "Annual Budget" shall mean the operating budget, including all planned Capital Expenditures, for the Properties prepared by Borrower for the applicable Fiscal Year or other period.

     "Applicable Interest Rate" shall mean the rate or rates at which the outstanding principal amount of the Loan bears interest from time to time in accordance with the provisions of Section 2.2.3 hereof.

     "Approved Annual Budget" shall have the meaning set forth in Section 5.1.11(d).

     "Approved Bank" shall mean a bank or financial institution that has an Acceptable Rating.

     "Approved Blanket Policy" shall have the meaning set forth in Section 6.1(a)(x).

     "Approved Management Agreement" shall mean a management agreement substantially in the form and substance attached hereto as Exhibit A.

     "Approved Manager" shall mean (a) Transwestern Commercial Services and/or
(b) Trammell Crow Company.

     "Assignment of Leases" shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of each Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Assignment of Management Agreement" shall mean, with respect to each the 3040 Property, individually and the 3000 Property and the 3050 Property, collectively, that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation with respect to all or any part of any Individual Property.

     "Bankruptcy Action" shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law (which is not discharged within ninety (90) days from the date of such filing), or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an applicable for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debt as they become due.

     "Basic Carrying Costs" shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

     "Borrower" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

     "Borrower Sections" shall have the meaning set forth in Section 9.2(b) hereof.

     "Breakage Costs" shall have the meaning set forth in Section 2.2.3(h) hereof.

     "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

     "Capital Expenditures" shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

     "Cash Expenses" shall mean, for any period, the Operating Expenses for the operation of the Properties to the extent that such expenses are actually incurred by Borrower minus any payments into the Tax and Insurance Escrow Fund.

     "Cash Management Agreement" shall mean, collectively, the Lockbox Account Agreement and the Deposit Account Agreement.

     "Casualty" shall have the meaning specified in Section 6.2 hereof.

     "Casualty Consultant" shall have the meaning set forth in Section 6.4(b)(iii) hereof.

     "Casualty Retainage" shall have the meaning set forth in Section 6.4(b)(iv) hereof.

     "CFO Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by the Chief Financial Officer of Borrower.

     "Closing Date" shall mean the date of the funding of the Loan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "Collateral Assignment of Interest Rate Cap Agreement" shall mean that certain Collateral Assignment of Interest Rate Cap Agreement, dated the date hereof, executed by Borrower in connection with the Loan for the benefit of the Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

     "Counterparty" means, with respect to the Interest Rate Cap Agreement, CDC Financial Products Inc. and with respect to any Replacement Interest Rate Cap Agreement, any substitute Acceptable Counterparty.

     "Credit Suisse First Boston" shall have the meaning set forth in Section 9.2(b) hereof.

     "Credit Suisse First Boston Group" shall have the meaning set forth in
Section 9.2(b) hereof.

     "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note, together with all interest accrued and unpaid thereon and all other sums (including the Prepayment Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

     "Debt Service Coverage Ratio" shall mean a ratio for the applicable period in which:

     (a) the numerator is the Net Operating Income (excluding interest on credit accounts) for such period as set forth in the financial statements required hereunder; and

     (b) the denominator is the greater of (i) the actual aggregate amount of principal and interest due and payable on the Loan for the same period used in determining Net Operating Income above, less payments received under the Interest Rate Cap Agreement, if any, and (ii) the assumed aggregate amount of principal and interest due and payable on the Loan for the same period in determining Net Operating Income above, using an assumed interest rate for such period of eight and thirty-two one hundredths percent (8.32%).

     "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

     "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law or (b) four percent (4%) above the Applicable Interest Rate.

     "Deposit Account" shall have the meaning set forth in Section 2.6.1 hereof.

     "Deposit Account Agreement" shall mean that certain Deposit Management Agreement by and among Borrower, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Deposit Account.

     "Determination Date" shall mean, with respect to any Interest Period, the date that is two (2) London Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commences.

     "Disclosure Document" shall have the meaning set forth in Section 5.1.11(f) hereof.

     "DSCR Event" shall mean any time when the Debt Service Coverage Ratio for the Loan, as determined every calendar quarter, is less than the Threshold DSCR. For purposes of determining whether a "DSCR Event" has occurred (a) from the Closing Date until the first (1st) anniversary thereof, the Debt Service Coverage Ratio shall be based on year to date Net Operating Income (with appropriate adjustments to be made by Lender, in its reasonable discretion, to recognize annual income and expense items on a projected basis) and (b) after the first (1st) anniversary of the Closing Date, the Debt Service Coverage Ratio shall be based on the trailing twelve (12) month period.

     "Eligible Account" shall mean an account separate and identifiable from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

     "Eligible Institution" shall mean a depository institution or trust company, the short-term unsecured debt obligations or commercial paper of which are rated at least A-1+ by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc. and F-1+ by Fitch Inc. in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's).

     "Embargoed Person" shall have the meaning set forth in Section 4.1.35 hereof.

     "Environmental Indemnity" shall mean that certain Environmental and Hazardous Substance Indemnification Agreement executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" shall have the meaning set forth in Section 8.1(a) hereof.

     "Exchange Act" shall have the meaning set forth in Section 9.2(a) hereof.

     "Exchange Act Filing" shall have the meaning set forth in Section
5.1.11(i).

     "Extended Maturity Date" shall have the meaning set forth in Section 2.7 hereof.

     "Extension Option" shall have the meaning set forth in Section 2.7 hereof.

     "Extension Interest Rate Cap Agreement" shall mean an interest rate cap agreement from an Acceptable Counterparty with terms identical to the Interest Rate Cap Agreement except that the same shall be effective in connection with the Extension Option.

     "Extraordinary Expense" shall have the meaning set forth in Section 5.1.11(e) hereof.

     "Fiscal Year" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

     "Fitch" shall mean Fitch, Inc., Duff & Phelps.

     "Foreign Taxes" shall have the meaning set forth in Section 2.2.3(e) hereof.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

     "Governmental Authority" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

     "Gross Income from Operations" shall mean all income, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees and other pass-through or reimbursements paid by tenants under the Leases of any nature; but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds and Condemnation Proceeds (other than business interruption or other loss of income insurance), any disbursements to the Borrower from the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Rollover Reserve Fund, or any other escrow fund established by the Loan Documents, proceeds from a resale or refinancing of a Property and payments by the Counterparty under the Interest Rate Cap Agreement.

     "Guarantor" shall mean Koger Equity, Inc., a Florida corporation.

     "Guaranty" shall mean that certain Guaranty, dated as of the date hereof, from Guarantor to Lender.

     "Improvements" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

     "Indebtedness" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money and indebtedness in the form of mezzanine debt or preferred equity; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments;
(c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

     "Indemnified Person" shall have the meaning set forth in Section 9.2(h) hereof.

     "Independent Director" or "Independent Manager" shall mean a Person who is not at the time of initial appointment, or at any time while serving as a director or manager, as applicable, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director or Independent Manager), officer, employee, partner, member, attorney or counsel of the Principal, the Borrower or any Affiliate of either of them; (b) a customer, supplier or other person who derives any of its purchases or revenues from its activities with the Principal, the Borrower or any Affiliate of either of them; (c) a Person controlling or under common control with any such stockholder, director, officer, partner, member, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors and that also provides other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as an Independent Director, an Independent Director of a "special purpose entity" affiliated with Borrower (other than any mezzanine borrower) if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors. For purposes of this paragraph, a "special purpose entity" is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity's separateness that are substantially similar to those of Borrower, and provide, inter alia, that it:
(a) is organized for the limited purpose of owning and operating one or more properties; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition on its own behalf without the consent of the Independent Director and (d) shall conduct itself in accordance with certain "separateness covenants", including, but not limited to, the maintenance of its books, records, bank accounts and assets separate from those of any other person or entity.

     "Individual Property" shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the "Property".

     "Initial Maturity Date" shall mean December 9, 2004.

     "Insolvency Opinion" shall mean that certain non-consolidation opinion letter dated the date hereof delivered by White & Case LLP in connection with the Loan.

     "Insurance Premiums" shall have the meaning set forth in Section 6.1(b) hereof.

     "Insurance Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

     "Interest Period" shall mean, with respect to any Payment Date, the period commencing on the ninth (9th) day of the preceding calendar month and terminating on the eighth (8th) day of the calendar month in which such Payment Date occurs; provided, however, that no Interest Period shall end later than the Maturity Date (other than for purposes of calculating interest at the Default
Rate), and the initial Interest Period shall begin on the Closing Date and shall end on the immediately following eighth (8th) day of the calendar month.

     "Interest Rate Cap Agreement" means an Interest Rate Cap Agreement (together with the confirmation and schedules relating thereto) in form and substance reasonably satisfactory to Lender between Borrower and an Acceptable Counterparty.

     "Koger Properties" shall have the meaning set forth in Section 6.1(a)(x) hereof.

     "Lease" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property of Borrower, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

     "Legal Requirements" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

     "Lender" shall have the meaning set forth in the introductory paragraph hereto, together with its successors and assigns.

     "Liabilities" shall have the meaning set forth in Section 9.2(b) hereof.

     "LIBOR" shall mean, with respect to each Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m.,

London time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender shall request the principal London Office of any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one- month period as of approximately 11:00 a.m., New York City time, on the applicable Determination Date for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined conclusively by Lender or its agent in accordance with this definition.

     "LIBOR Loan" shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

     "Licenses" shall have the meaning set forth in Section 4.1.22 hereof.

     "Lien" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

     "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement, the Collateral Assignment of Interest Rate Cap Agreement and all other documents executed and/or delivered in connection with the Loan.

     "Lockbox Account" shall mean, collectively, the account or accounts, if any, specified in the Lockbox Account Agreement for deposit of Rents and other receipts from the Properties.

     "Lockbox Account Agreement" shall mean that certain Lockbox Account Agreement by and among Borrower, Manager, Lockbox Bank and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

     "Lockbox Bank" shall mean Fleet National Bank, a national banking association.

     "Lockout Release Date" shall mean June 9, 2004.

     "London Business Day" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in London, England are not open for business.

     "Management Agreement" shall mean, with respect to any Individual Property, the management agreement entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to such Individual Property, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

     "Manager" shall mean (a) with respect to the 3040 Property, Hines Interests Limited Partnership, a Delaware limited partnership and (b) with respect to the 3000 and 3050 Property, Cottonwood Partners Management, Ltd., a Utah limited partnership, or, if the context requires, a Qualified Manager who is managing the Properties in accordance with the terms and provisions of this Agreement.

     "Maturity Date" shall mean the Initial Maturity Date, or, if applicable, the Extended Maturity Date, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

     "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgage" shall mean, that certain first priority Deed of Trust and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering each Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Net Cash Flow" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

     "Net Cash Flow Schedule" shall have the meaning set forth in Section 5.1.11(b) hereof.

     "Net Operating Income" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

     "Net Proceeds" shall have the meaning set forth in Section 6.4(b) hereof.

     "Net Proceeds Deficiency" shall have the meaning set forth in Section 6.4(b)(vi) hereof.

     "Note" shall mean that certain promissory note of even date herewith in the principal amount of Seventy-Seven Million and No/100 Dollars ($77,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Offering Document Date" shall have the meaning set forth in Section 5.1.11(f)(iv).

     "Offering Materials" shall have the meaning set forth in Section 9.2(b) hereof.

     "Officers' Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the general partner or managing member of Borrower.

     "Operating Expenses" shall mean the total of all expenditures, computed in accordance with generally accepted accounting principles, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, the Replacement Reserve Monthly Deposit (as adjusted pursuant to the terms hereof), the Rollover Reserve Monthly Deposit (as adjusted pursuant to the terms hereof), operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, debt service, Capital Expenditures, and distributions to Borrower from the Replacement Reserve Fund, the Tax and Insurance Escrow Fund, the Rollover Reserve Fund and any other reserves required under the Loan Documents.

     "Origination Fee" shall have the meaning set forth in Section 2.1.5 hereof.

     "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

     "Payment Date" shall mean the ninth (9th) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

     "Permitted Encumbrances" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title

Insurance Policies relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower's ability to repay the Loan.

     "Permitted Investments" shall have the meaning set forth in the Deposit Account Agreement.

     "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Personal Property" shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

     "Physical Conditions Report" shall mean, with respect to each Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion.

     "Policies" shall have the meaning specified in Section 6.1(b) hereof.

     "Prepayment Premium" shall mean an amount equal to the following: one percent (1%) of the principal balance of the Loan being prepaid if the prepayment occurs on or after the Lockout Release Date up to, but not including, the Initial Maturity Date.

     "Prime Rate" shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the "Prime Rate". If more than one "Prime Rate" is published in The Wall Street Journal for a day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If The Wall Street Journal ceases to publish the "Prime Rate", the Lender shall select an equivalent publication that publishes such "Prime Rate", and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.

     "Prime Rate Loan" shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

     "Prime Rate Spread" shall mean the difference (expressed as the number of basis points) obtained by subtracting (b) from (a) as follows: (a) LIBOR plus the Spread on the date LIBOR was last applicable to the Loan and (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.

     "Principal" shall mean Koger Post Oak, Inc., a Delaware corporation.

     "Properties" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

     "Provided Information" shall have the meaning set forth in Section 9.1(a) hereof.

     "Qualified Manager" shall mean either (a) Manager; (b) an Approved Manager; or (c) in the reasonable judgment of Lender, a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Properties, provided, that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that management of the Properties by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.

     "Qualified Transferee" shall mean any one of the following Persons:

          (i) a pension fund, pension trust or pension account that has total real estate assets of at least $1 Billion; or

          (ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $1 Billion of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; or

          (iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (a) with a net worth, as of a date no more than six
               (6) months prior to the date of the transfer of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

          (iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $500 Million and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1 Billion; or

          (v) any Person (a) with a long-term unsecured debt rating from the Rating Agencies of at least investment grade or (b) who (i) owns or operates at least five million square feet of rentable area,
               (ii) has a net worth, as of a date no more than six (6) months prior to the date of such transfer, of at least $500 Million and
               (iii) immediately prior to such transfer, controls real estate equity assets of at least $1 Billion .

     "Rating Agencies" shall mean each of S&P, Moody's and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.

     "Registration Statement" shall have the meaning set forth in Section 9.2(b) hereof.

     "Release Amount" shall mean for an Individual Property the amount set forth on Schedule I hereto.

     "REMIC Trust" shall mean a "real estate mortgage investment conduit", within the meaning of Section 860D of the Code, that holds the Note.

     "Rents" shall mean, with respect to each Individual Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits that are returned to or earned by Borrower (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property, and proceeds, if any, from business interruption or other loss of income insurance.

     "Replacement Interest Rate Cap Agreement" means an interest rate cap agreement from an Acceptable Counterparty with terms identical to the Interest Rate Cap Agreement except that the same shall be effective in connection with replacement of the Interest Rate Cap Agreement following a downgrade, withdrawal or qualification of the long-term unsecured debt rating of the Counterparty; provided that, to the extent any such interest rate cap agreement does not meet the foregoing requirements, a "Replacement Interest Rate Cap Agreement" shall be such interest rate cap agreement approved in writing by each of the Rating Agencies with respect thereto.

          "Replacement Management Agreement" shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, (ii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower obtain confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrading, withdrawal or qualification of the then current rating of the Securities or any class thereof or (iii) an Approved Management Agreement with a Qualified Manager; and
(b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower's expense.

     "Replacement Reserve Account" shall have the meaning set forth in Section
7.3.1 hereof.

     "Replacement Reserve Additional Deposit" shall have the meaning set forth in Section 2.7 hereof.

     "Replacement Reserve Fund" shall have the meaning set forth in Section
7.3.1 hereof.

     "Replacement Reserve Initial Deposit" shall have the meaning set forth in
Section 7.3.1 hereof.

     "Replacement Reserve Monthly Deposit" shall have the meaning set forth in
Section 7.3.1 hereof.

     "Replacements" shall have the meaning set forth in Section 7.3.1(a) hereof.

     "Required Repair Account" shall have the meaning set forth in Section 7.1.1 hereof.

     "Required Repair Fund" shall have the meaning set forth in Section 7.1.1 hereof.

     "Required Repairs" shall have the meaning set forth in Section 7.1.1 hereof.

     "Reserve Funds" shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Rollover Reserve Fund, the Required Repair Fund, the Aesthetic Repair Fund any other escrow fund established by the Loan Documents.

     "Restoration" shall mean the repair and restoration of an Individual Property after a casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

     "Restricted Party" shall mean Borrower, Principal, any Guarantor, or any Affiliated Manager or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of, Borrower, Principal, or any Guarantor, any Affiliated Manager or any non-member manager.

     "Rollover Reserve Account" shall have the meaning set forth in Section
7.4.1 hereof.

     "Rollover Reserve Deposit" shall mean collectively, the Initial Rollover Reserve Deposit and, if applicable, the Additional Rollover Reserve Deposit.

     "Rollover Reserve Fund" shall have the meaning set forth in Section 7.4.1 hereof.

     "Rollover Reserve Monthly Deposit" shall have the meaning set forth in
Section 7.4.1 hereof.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies.

     "Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, transfer or pledge of a legal or beneficial interest.

     "Securities" shall have the meaning set forth in Section 9.1 hereof.

     "Securities Act" shall have the meaning set forth in Section 9.2(a) hereof.

     "Securitization" shall have the meaning set forth in Section 9.1 hereof.

     "Security Agreement" shall have the meaning set forth in Section 2.4.1(a)(vi) hereof.

     "Servicer" shall have the meaning set forth in Section 9.6 hereof.

     "Servicing Agreement" shall have the meaning set forth in Section 9.6 hereof.

     "Severed Loan Documents" shall have the meaning set forth in Section 8.2c hereof.

     "SNDA" shall have the meaning set forth in Section 5.1.20.

     "Special Purpose Entity" shall mean a corporation, limited partnership or limited liability company which at all times on and after the date hereof:

     (i) is organized solely for the purpose of (A) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Properties, entering into this Agreement with the Lender, refinancing the Properties in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or
          (B) acting as a general partner of the limited partnership that owns the Properties or member of the limited liability company that owns the Properties;

     (ii) is not engaged and will not engage in any business unrelated to (A) the acquisition, development, ownership, management or operation of the Properties, (B) acting as general partner of the limited partnership that owns the Properties or (C) acting as a member of the limited liability company that owns the Properties, as applicable;

    (iii) does not have and will not have any assets other than those related to the Properties or its partnership interest in the limited partnership or the member interest in the limited liability company that owns the Properties or acts as the general partner or managing member thereof, as applicable;

     (iv) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company) or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;

     (v) if such entity is a limited partnership, has, as its only general partners, Special Purpose Entities that are corporations, limited partnerships or limited liability companies (with more than one member);

     (vi) if such entity is a corporation, has at least two (2) Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless two Independent Directors shall have participated in such vote;

    (vii) if such entity is a limited liability company with more than one member (other than a special member), has at least one member that is a Special Purpose Entity that is a corporation that has at least two Independent Directors and that owns at least one percent (1.0%) of the equity of the limited liability company or if such entity is a limited liability company with one member has at least one (1) Independent Director;

   (viii) if such entity is a limited liability company with only one member, is a limited liability company organized in the State of Delaware that has (i) as its only member a non-managing member, (ii) at least two Independent Managers and has not caused or allowed and will not cause or allow the board of managers of such entity to take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the managers unless two Independent Managers shall have participated in such vote and (iii) at least one springing member that will become the non-managing member of such entity upon the dissolution of the existing non-managing member;

     (ix) if such entity is (a) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity will not: (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets or the assets of the Borrower (as applicable); (3) engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of the Lender; or (4) without the affirmative vote of two (2) Independent Directors and of all other directors of the corporation (that is such entity or the general partner or managing or co-managing member of such entity) or with one Independent Director in the case of a limited liability company with a single member (other than a special member), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

     (x) if such entity is a limited partnership or a limited liability company that is the general partner of a limited partnership or the member of a limited liability company (with more than one member) that is the Borrower, has a corporation that has at least two Independent Directors and that owns at least 1.0% (one percent) of the equity of such entity as its general partner or managing member, as applicable, that is a Special Purpose Entity;

     (xi) is and will remain solvent and pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

    (xii) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

   (xiii) has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, except to the extent that it is required to file consolidated tax returns by law;

    (xiv) has maintained and will maintain its own records, books, resolutions and agreements;

     (xv) other than as provided in the Cash Management Agreement, (a) has not commingled and will not commingle its funds or assets with those of any other Person and (b) has not participated and will not participate in any cash management system with any other Person;

    (xvi) has held and will hold its assets in its own name;

   (xvii) has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection (xxx) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Borrower;

  (xviii) has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except with respect to the consolidated financial statements of Guarantor; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

    (xix) has paid and will pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

     (xx) has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

    (xxi) has and will have no Indebtedness other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Property and the routine administration of Borrower (other than real estate taxes, Rents paid in advance and security deposits), in amounts not to exceed $3,000,000 which liabilities are not more than sixty (60) days past the date incurred, are not evidenced by a note and are paid when due, and which amounts are normal and reasonable under the circumstances, and (iii) such other liabilities that are permitted pursuant to this Agreement;

   (xxii) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

  (xxiii) has not and will not acquire obligations or securities of its partners, members or shareholders or any other Affiliate;

   (xxiv) has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

    (xxv) maintains and uses and will maintain and use separate stationery, invoices and checks bearing its name. The stationery, invoices, and checks utilized by the Special Purpose Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity's agent;

   (xxvi) has not pledged and will not pledge its assets for the benefit of any other Person;

  (xxvii) has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in Subsection
          (xxx) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of the Borrower;

 (xxviii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

   (xxix) has not made and will not make loans to any Person or hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

    (xxx) has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

   (xxxi) has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except (A) in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to it than would be obtained in a comparable arm's-length transaction with an unrelated third party and
          (B) in connection with this Agreement;

  (xxxii) has not and will not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Debt and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

 (xxxiii) if such entity is a corporation, it shall consider the interests of its creditors in connection with all corporate actions;

  (xxxiv) does not and will not have any of its obligations guaranteed by any Affiliate, other than the Guaranty; and

   (xxxv) has complied and will comply with all of the terms and provisions contained in its organizational documents. The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

     "Spread" shall mean two and eighty-seven one hundredths percent (2.87%).

     "Standard Statements" shall have the meaning set forth in Section 5.1.11(f)(i).

     "State" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

     "Survey" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

     "Tax and Insurance Escrow Fund" shall have the meaning set forth in Section
7.2.1 hereof.

     "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

     "Threshold Amount" shall have the meaning set forth in Section 5.1.21 hereof.

     "Threshold DSCR" shall mean a Debt Service Coverage Ratio, for the Loan, with respect to the Properties, equal to 1.25 to 1.00.

     "Title Insurance Policies" shall mean, with respect to each, the 3040 Property, individually and the 3000 Property and 3050 Property, collectively, an ALTA mortgagee title insurance policy or "mark-up" of a title insurance commitment in the form (acceptable to Lender) (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

     "Transfer" shall have the meaning set forth in Section 5.2.10 hereof.

     "Trigger Period" shall mean the period occurring (i) after such time as a DSCR Event occurs until the Debt Service Coverage Ratio, for the Loan, equals or exceeds the Threshold DSCR, as determined during the succeeding calendar quarter determination, or (ii) after the occurrence of an Event of Default until six (6) months have elapsed after Lender's acceptance of a cure of such Event of Default.

     "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

     "Underwriter Group" shall have the meaning set forth in Section 9.2(b) hereof.

     "Unfunded Obligation" shall have the meaning set forth in Section 7.7.1 hereof.

     "Unfunded Obligations Fund" shall have the meaning set forth in Section
7.7.1 hereof.

     "Unfunded Obligations Reserve Account" shall have the meaning set forth in
Section 7.7.1 hereof.

     "Unused Amount" shall mean with respect to an Individual Property and the Replacement Reserve Fund and Rollover Reserve Fund the amount, if any, by which
(i) the product of (x) the percentage set forth on Schedule I with respect to such Individual Property and (y) the aggregate amount deposited into the Replacement Reserve Fund or Rollover Reserve Fund, as the case may be, exceeds
(ii) the amount withdrawn from the Replacement Reserve Fund or Rollover Reserve Fund, as the case may be, with respect to such Individual Property.

     "U.S. Obligations" shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other "government securities" within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940, as amended.

     Section 1.2. Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

     II. GENERAL TERMS

     SECTION 2.1. Loan Commitment; Disbursement to Borrower.

     2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

     2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

     2.1.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

     2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) acquire the Properties and/or repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, with respect to the Properties, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties and (f) distribute the balance, if any, to Borrower or as Borrower shall otherwise direct.

     2.1.5 Origination Fee. On the Closing Date, Borrower shall pay to Lender, or have deducted from the proceeds of the Loan, a non-refundable origination fee (the "Origination Fee") in an amount equal to one percent (1%) of the Loan (i.e. $770,000).

     Section 2.2. Interest Rate.

     2.2.1 Interest Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date through and including the end of the Interest Period during which the Maturity Date occurs at the Applicable Interest Rate. Borrower shall pay to Lender on each Payment Date the interest accrued on the Loan for the preceding Interest Period.

     2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

     2.2.3 Determination of Interest Rate. (a) The Applicable Interest Rate with respect to the Loan shall be: (i) LIBOR plus the Spread with respect to the applicable Interest Period for a LIBOR Loan or (ii) the Prime Rate plus the Prime Rate Spread for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of Section 2.2.3 c or (f).

     (b) Subject to the terms and conditions of this Section 2.2.3, the Loan shall be a LIBOR Loan and Borrower shall pay interest on the outstanding principal amount of the Loan at LIBOR plus the Spread for the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective (within a reasonable time after such change, Lender shall give Borrower notice thereof). Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

     (c) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding LIBOR Loan shall be converted, on the last day of the then current Interest Period, to a Prime Rate Loan.

     (d) If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Prime Rate Loan shall be converted to a LIBOR Loan on the last day of the then current Interest Period.

     (e) With respect to a LIBOR Loan, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as "Foreign Taxes"), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

     (f) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a LIBOR Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a LIBOR Loan or to convert a Prime Rate Loan to a LIBOR Loan shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any reasonable amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. Lender's notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

     (g) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental
          Authority:

          (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

          (ii) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's customary and ordinary policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

         (iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(g), Lender shall provide Borrower with not less than ninety (90) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

     (h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder,
          (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from LIBOR plus the Spread to the Prime Rate plus the Prime Rate Spread with respect to any portion of the outstanding principal amount of the Loan then bearing interest at LIBOR plus the Spread on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses
          (i), (ii) and (iii) are herein referred to collectively as the "Breakage Costs"); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender's willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

     (i)  Lender shall not be entitled to claim compensation pursuant to this
          Section 2.2.3 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than the earlier of
          (i) ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.2.3, which statement shall be conclusive and binding upon all parties hereto absent manifest error, or (ii) any earlier date provided that Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause (i) promptly after Lender received written notice of such change in law or circumstance (provided that Lender shall notify Borrower within thirty (30) days of such change).

     (j) Borrower shall enter into an Interest Rate Cap Agreement with a LIBOR strike price not to exceed five and forty-five hundredths percent (5.45%) at the Closing Date. The Interest Rate Cap Agreement (i) shall be in a form reasonably acceptable to Lender, (ii) shall be with an

          Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Deposit Account any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist if the Property is transferred to Lender or an Affiliate of Lender by judicial or non-judicial foreclosure or deed-in-lieu thereof, (iv) shall be for a period equal to the term of the Loan and
          (v) shall have an initial notional amount equal to the principal balance of the Loan. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement, all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Lockbox Account).


     (k) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately into the Lockbox Account or if the Lockbox Account is not then required to be in effect, into such account as specified by Lender. Borrower shall take all actions reasonably requested by Lender to enforce Lender's rights under the Interest Rate Cap Agreement in the event of a default by the Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

     (l) In the event of any downgrade, withdrawal or qualification of the rating of the Counterparty by S&P or Moody' so that such Counterparty no longer has a long-term unsecured debt rating of at least "AA-" from S&P and "Aa-" from Moody's, respectively, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than ten (10) Business Days following receipt of notice from Lender of such downgrade, withdrawal or qualification.

     (m) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or any replacement Interest Rate Cap Agreement as and when required hereunder, Lender may purchase such Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is paid by Borrower to Lender.

     (n) In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender an opinion of counsel from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

     (1) the Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

     (2) the execution and delivery of the Interest Rate Cap Agreement by the Counterparty, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

     (3) all consents, authorizations and approvals required for the execution and delivery by the Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

     (4) the Interest Rate Cap Agreement, and any other agreement which the Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Counterparty and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     2.2.4 Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the LIBOR Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the LIBOR Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender as determined by Lender in its reasonable discretion.

     2.2.5 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

     2.2.6 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

     Section 2.3. Loan Payment.

     2.3.1 Payments Generally. The first Interest Period hereunder shall commence on and include the Closing Date and end on January 8, 2003. Each Interest Period thereafter shall commence on the ninth (9th) day of each calendar month during the term of the Loan and shall end on and include the eighth (8th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Applicable Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

     2.3.2 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and other the Loan Documents.

     2.3.3 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

     2.3.4 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next preceding Business Day.

     Section 2.4. Prepayments.

     2.4.1 Voluntary Prepayments. Prior to the Lockout Release Date, the outstanding principal amount of the Loan may not be prepaid in whole or in part. On or after the Lockout Release Date, Borrower may, at its option and upon thirty (30) days prior written notice to Lender, prepay the Debt in whole or in part; provided that such prepayment is accompanied by the Prepayment Premium, if any, and further provided that any prepayment shall be accompanied by the amount of interest that would have accrued on the principal amount of such prepayment through the end of the Interest Period during which such prepayment is made. Lender shall not be obligated to accept any prepayment unless it is accompanied by the Prepayment Premium due in connection therewith. Any partial prepayment shall be applied to the last payments of principal due under the Loan. Notwithstanding anything herein to the contrary, the Borrower may not voluntarily prepay the Loan on the day after a Payment Date to the day before a Determination Date during any month.

     2.4.2 Mandatory Lender Prepayments. On the next occurring Payment Date following the date on which Borrower actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of any Individual Property, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds. Other than following an Event of Default, no Prepayment Premium shall be due in connection with any prepayment made pursuant to this
Section 2.4.2. The Release Amount with respect to such Individual Property shall be reduced in an amount equal to such prepayment. Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan.

     2.4.3 Prepayments After Default. If, following an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, (a) such tender or recovery shall be applied by Lender to the Debt on the next occurring Payment Date and deemed a voluntary payment by Borrower and
(b) Borrower shall pay, in addition to the Debt an amount equal to the Prepayment Premium, if any.

     Section 2.5. Release of Property. Except as set forth in this Section 2.5, no repayment or prepayment of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any Individual Property.

     2.5.1 Release of Individual Property. After the Lockout Release Date, Borrower may obtain the release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

     (a) Borrower shall pay to Lender (x) the Release Amount for the applicable Individual Property and (y) the Prepayment Premium, if any, due in connection therewith;

     (b) Borrower shall submit to Lender, not less than thirty (30) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Individual Property is located and reasonably acceptable to Lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

     (c) After giving effect to such release, the Debt Service Coverage Ratio for the Properties shall not be less than the Debt Service Coverage Ratio in existence at the time of closing the Loan;

     (d) The Individual Property to be released shall be conveyed to a Person other than a Borrower or any of its Affiliates; and

     (e)  No Event of Default shall have occurred and remain uncured.

     2.5.2 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, release the Lien of the Mortgage on each Individual Property not theretofore released.

     Section 2.6. Cash Management.

     2.6.1 (a) Borrower shall establish and maintain a Lockbox Account pursuant to the Lockbox Account Agreement. Borrower shall, or shall cause Manager to, deliver written instructions to all tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account. In the event that either Borrower or Manager receives any amounts constituting Rents or other revenue of any kind from the Property, Borrower shall, or shall cause Manager to, deposit said amounts into the Lockbox Account in accordance with the Cash Management Agreement.

     (b) At all times other than during a Trigger Period, Borrower shall be entitled to use and apply all funds deposited in the Lockbox Account.

     (c) During a Trigger Period, Borrower shall no longer be entitled to use and apply the funds deposited in the Lockbox Account and all funds in the Lockbox Account shall be swept daily by the Lockbox Bank into an account ("Deposit Account") with Agent and applied in accordance with this Agreement and the Deposit Account Agreement. Except as set forth in the Cash Management Agreement, Borrower shall have no rights to make withdrawals from the Lockbox Account or Deposit Account or receive the proceeds thereof.

     (d) Borrower hereby grants to Lender a first priority security interest in the Lockbox Account and Deposit Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account and Deposit Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. All costs and expenses for establishing and maintaining the Lockbox Account and Deposit Account shall be paid by Borrower. Borrower will not in any way alter or modify the Cash Management Agreement without Lender's consent and will notify Lender of the Lockbox Account number.

     2.6.2 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the monthly payment of principal and interest and amounts due for the Tax and Insurance Escrow Fund, Required Repair Fund, Aesthetic Repair Fund, Replacement Escrow Fund, Rollover Escrow Fund, Unfunded Obligations Reserve Fund and any other payment reserves established pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Deposit Account established pursuant to the Cash Management Agreement to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

     Section 2.7. Extension of the Initial Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the Initial Maturity Date for three successive terms (each, an "Extension Option") of one (1) year each (the maturity date following the exercise of each such option is hereinafter the "Extended Maturity Date") upon satisfaction of the following terms and conditions:

     (a) no Event of Default shall have occurred and be continuing at the time the applicable Extension Option is exercised and on the date that the applicable extension term is commenced;

     (b) Borrower shall notify Lender of its irrevocable election to extend the Maturity Date as aforesaid not earlier than six (6) months, and no later than three (3) months, prior to (i) with respect to the first Extension Option, the Initial Maturity Date, (ii) with respect to the second Extension Option, the end of the first Extension Option and
          (iii) with respect to the third Extension Option, the end of the second Extension Option;

     (c) if the Interest Rate Cap Agreement is scheduled to mature prior to the applicable Extended Maturity Date, Borrower shall obtain and deliver to Lender not later than ten (10) Business Days prior to the first day of each Extension Option, one or more Replacement Interest Rate Cap Agreements from an Acceptable Counterparty which Replacement Interest Rate Cap Agreement shall be effective commencing on the first date of such Extension Option and shall have a maturity date not earlier than the applicable Extended Maturity Date;

     (d) In connection with each Extension Option Borrower shall have delivered to Lender together with its notice pursuant to subsection (b) of this
          Section 2.7 and as of the commencement of the applicable Extension Option, an Officer's Certificate in form acceptable to the Lender certifying that each of the representations and warranties of Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such Officer's Certificate to the extent such representation and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time; and

     (e) In connection with the second Extension Option, Borrower shall (a) deposit the amount of $2,000,000 (the "Additional Rollover Reserve Deposit") in the form of cash and/or a Letter of Credit (or any combination thereof) in accordance with the terms and conditions set forth in Section 7.6 below, into the Rollover Reserve Fund and (b) commence to make an additional deposit on each Payment Date in the amount of $55,800 (the "Additional Rollover Reserve Monthly Deposit") into the Rollover Reserve Fund; provided that Borrower shall not be obligated to make such deposits in the event that the 3000 Property has been released in accordance with the provisions set forth in
          Section 2.5.1.

     (f) In connection with the second Extension Option and the third Extension Option, Borrower shall pay to Lender on or before the first day of the second Extension Option and the third Extension Option, as the case may be, an extension fee equal to one-quarter of one percent (0.25%) of the outstanding principal balance of the Loan.

     III. CONDITIONS PRECEDENT

     SECTION 3.1. Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

     3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

     3.1.2 Loan Agreement and Note. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

     3.1.3 Delivery of Loan Documents; Title Insurance; Reports; Leases.

     (a) Mortgage, Assignment of Leases. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgage and the Assignment of Leases and evidence that counterparts of the Mortgage and Assignment of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon each Individual Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity, Guaranty, Cash Management Agreement and Assignment of Management Agreement.

     (b) Title Insurance. Lender shall have received Title Insurance Policies with respect to the 3000 Property and the 3050 Property, issued by Commonwealth Title Insurance Company, and with respect to the 3040 Property, issued by First American Title Insurance Company and each dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policies shall
          (i) provide coverage in amounts satisfactory to Lender in its reasonable discretion, (ii) insure Lender that the relevant Mortgage creates a valid lien on the Individual Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such legally available endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. To the extent permitted by the terms and provisions thereof, the Title Insurance Policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid.

     (c) Survey. Lender shall have received a current survey for each Individual Property, certified to Lender and its successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the Accuracy Standards for ALTA/ACSM Land Title Surveys as adopted by American Land Title Association, American Congress on Surveying & Mapping and National Society of Professional Surveyors in 1999. Each such survey shall reflect the same legal description contained in the Title Insurance Policies relating to such Individual Property referred to in clause (ii) above and shall include, among other things, unless the Individual Property is platted, a metes and bounds description of the real property comprising part of such Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

     (d) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

     (e) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of each Individual Property, in each case satisfactory in form and substance to Lender.


     (f)  [INTENTIONALLY DELETED].

     (g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date with respect to each Mortgage on the applicable Individual Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

     3.1.4 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall be in form and substance reasonably satisfactory to Lender, and shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

     3.1.5 Delivery of Organizational Documents. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may reasonably request, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be reasonably requested by Lender.

     3.1.6 Opinions of Borrower's Counsel. Lender shall have received opinions of Borrower's counsel (a) with respect to non-consolidation issues, and (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may reasonably require, all such opinions in form, scope and substance reasonably satisfactory to Lender and Lender's counsel.

     3.1.7 [INTENTIONALLY DELETED].

     3.1.8 Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to the Properties which are in arrears, including, without limitation, (a) accrued but unpaid insurance premiums relating to the Properties, (b) Taxes due for the year 2002 and for all previous years with respect to the Properties, and (c) currently due and payable Other Charges relating to the Properties, which amounts shall be funded with proceeds of the Loan.

     3.1.9 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

     3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid or funded with proceeds of the Loan.

     3.1.11 Tenant Estoppels. Lender shall have received an executed tenant estoppel letter, which shall be in the form reasonably acceptable to Lender (a) with respect to the 3040 Property, from lessees of not less than seventy-five percent (75%) of the gross leased area of the 3040 Property that was leased up as of November 2, 2002 and (b) with respect to the 3000 Property and the 3050 Property, (i) from all tenants leasing more than 10,000 square feet and (ii) other tenants who lease at least fifty percent (50%) of the remaining gross leased area.

     3.1.12 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

     3.1.13 Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of Borrower, Guarantor or the Properties since the date of the most recent financial statements delivered to Lender. The income and expenses of the Properties, the occupancy leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower, Guarantor nor any of its constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

     3.1.14 Leases and Rent Roll. Lender shall have received copies of all tenant leases, certified copies of any tenant leases as requested by Lender. Lender shall have received a current certified rent roll of the Properties, reasonably satisfactory in form and substance to Lender.

     3.1.15 [INTENTIONALLY DELETED].

     3.1.16 Tax Lot. Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

     3.1.17 Physical Conditions Reports. Lender shall have received Physical Conditions Reports with respect to each Individual Property, which reports shall be reasonably satisfactory in form and substance to Lender.

     3.1.18 Management Agreement. Lender shall have received a certified copy of the Management Agreement with respect to the Properties which shall be satisfactory in form and substance to Lender.

     3.1.19 Appraisal. Lender shall have received an appraisal of each Individual Property, which shall be satisfactory in form and substance to Lender.

     3.1.20 Financial Statements. Lender shall have received a balance sheet with respect to each Individual Property for the two most recent Fiscal Years and statements of income with respect to each Individual Property for the two most recent Fiscal Years, each in form and substance reasonably satisfactory to Lender.

     3.1.21 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

     IV. REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. Borrower Representations. Borrower represents and warrants as of the date hereof and as of the Closing Date that:

     4.1.1 Organization. Borrower is duly organized and validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties. The ownership interests of Borrower are set forth in the Chart attached hereto as Schedule IV.

     4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

     4.1.4 Litigation. Except as set forth on Schedule 4.1.4, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or any Individual Property, which actions, suits or proceedings, if determined against Borrower or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any Individual Property.

     4.1.5 Agreements. Except as set forth on Schedule 4.1.5, Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any Individual Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of the Properties are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Properties is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause (xx) of the definition of "Special Purpose Entity" set forth in Section 1.1 hereof and (b) obligations under the Loan Documents.

     4.1.6 Title. Borrower has good and insurable fee simple title to the real property comprising part of each Individual Property and good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property (as currently used) or Borrower's ability to repay the Loan. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Properties which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

     4.1.7 Solvency. Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed against Borrower or any constituent Person, and neither Borrower nor any constituent Person has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

     4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower can foresee, might materially and adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

     4.1.9 No Plan Assets. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

     4.1.10 Compliance. To the best of Borrower's knowledge, Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

     4.1.11 Financial Information. To the best of Borrower's knowledge, all financial data, including, without limitation, the statements of income and operating expense, that have been delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Except for Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

     4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

     4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

     4.1.14 Utilities and Public Access. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policies. All roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

     4.1.15 Not a Foreign Person. Borrower is not a "foreign person" within the meaning of 1445(f)(3) of the Code.

     4.1.16 Separate Lots. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

     4.1.17 Assessments. There are no pending or, to Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor to Borrower's knowledge are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

     4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors' rights and the enforcement of debtors' obligations), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

     4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

     4.1.20 Insurance. Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement, provided that the requirement of a certification shall be upon request by Lender. There are no outstanding claims under any such policy, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

     4.1.21 Use of Property. Each Individual Property is used exclusively for office purposes and other appurtenant and related uses.

     4.1.22 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of each Individual Property as an office building (collectively, the "Licenses"), have been obtained and are in full force and effect. Borrower shall keep and maintain all licenses necessary for the operation of each Individual Property as an office building. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

     4.1.23 Flood Zone. None of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to each such Individual Property.

     4.1.24 Physical Condition. Except as set forth on Schedule 4.1.24, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects (provided that the obligation to maintain such items in good condition shall be relative to the age of such item); there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

     4.1.25 Boundaries. All of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the improvements, so as to affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance.

     4.1.26 Leases. The Properties are not subject to any Leases other than the Leases described in Schedule II attached hereto and made a part hereof. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases. Except as set forth on Schedule 4.1.26, the current Leases are in full force and effect and there are no defaults thereunder by either party and, to Borrower's knowledge, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Rent (excluding security deposits) has been paid more than one (1) month in advance of its due date. Except as set forth on Schedule 4.1.26, all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is outstanding as of the date hereof. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements. To Borrower's knowledge, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste except in compliance with the Legal Requirements.

     4.1.27 Survey. The Survey for each Individual Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3c hereof, and, to Borrower's knowledge, does not fail to reflect any material matter affecting such Individual Property or the title thereto.

     4.1.28 Principal Place of Business; State of Organization. Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. The Borrower is organized under the laws of the State of Delaware.

     4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage has been paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

     4.1.30 Special Purpose Entity/Separateness. (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) Borrower is, shall be and shall continue to be a Special Purpose Entity, and
(ii) Principal is, shall be and shall continue to be a Special Purpose Entity.

     (b) The representations, warranties and covenants set forth in Section 4.1.30(a) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

     (c) All of the assumptions made in the Insolvency Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an "Additional Insolvency Opinion"), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower has complied and will comply with, and Principal has complied and Borrower will cause Principal to comply with, all of the assumptions made with respect to Borrower or Principal in the Insolvency Opinion. Borrower will have complied and will comply with all of the assumptions made with respect to Borrower or Principal in any Additional Insolvency Opinion. Each entity other than Borrower or Principal with respect to which an assumption shall be made in any Additional Insolvency Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

     4.1.31 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower's knowledge, no event has occurred that, with the passage of time and/or the giving of notice, would constitute a default thereunder.

     4.1.32 Illegal Activity. No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

     4.1.33 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

     4.1.34 Investment Company Act. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or State law or regulation which purports to restrict or regulate its ability to borrow money.

     4.1.35 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law ("Embargoed Person"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

     4.1.36 Cash Management Account. (a) This Agreement, together with the other Loan Documents, creates a valid and continuing security interest in the Lockbox Account and Deposit Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Lockbox Account and Deposit Account;

     (b) Each of the Lockbox Account and Deposit Account constitute "deposit accounts" within the meaning of the Uniform Commercial Code;

     (c) Pursuant and subject to the terms hereof, the Lockbox Bank has agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Lockbox Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

     (d) The Lockbox Account and Deposit Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee.

     Section 4.2. Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.


     V. BORROWER COVENANTS

     SECTION 5.1. Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of the Mortgage encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

     5.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply, in all material respects, with all Legal Requirements applicable to it and the Properties. There shall never be committed by Borrower any act or omission affording the federal government or any state or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair in all material respects and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

     5.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence reasonably satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances;

(iv) no Individual Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien.

     5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any Individual Property.

     5.1.4 Access to Properties. Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

     5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

     5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

     5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

     5.1.8 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

     5.1.9 Further Assurances. Borrower shall, at Borrower's sole cost and expense:

     (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

     (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

     (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the purpose of carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

     5.1.10 Supplemental Mortgage Affidavits. As of the date hereof, Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule I annexed hereto) for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Individual Property (i) as of the date hereof and
(ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule I annexed hereto), and Borrower shall, on demand, pay any additional taxes.

     5.1.11 Financial Reporting. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any reasonable costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be reasonably necessary or appropriate in the protection of Lender's interest.

     (b) Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower's and Guarantor's annual consolidated financial statements audited by Deloitte & Touche or another "Big Five" accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Properties on a combined basis for such Fiscal Year and containing statements of profit and loss for Borrower, Guarantor and the Properties and a balance sheet for Borrower and Guarantor. Such statements shall utilize the accrual method of accounting and shall set forth the financial condition and the results of operations for the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses; provided that notwithstanding anything contained herein to the contrary, Guarantor shall only be required to deliver to Lender financial statements in the form required to be delivered by Guarantor to the Securities and Exchange Commission as part of Guarantor's "Form 10-K" annual filing and "Form 10-Q" quarterly filing. Borrower's and Guarantor's annual financial statements shall be accompanied by (i) a CFO Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower, Guarantor and the Properties being reported upon and has been prepared in accordance with GAAP, (ii) an unqualified opinion of Deloitte & Touche or another "Big Five" accounting firm or other independent certified public accountant reasonably acceptable to Lender, (iii) a list of tenants, if any, occupying more than twenty (20%) percent of the total floor area of the Improvements, (iv) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, and (v) a Schedule audited by such independent certified public accountant reconciling Net Operating Income to Net Cash Flow (the "Net Cash Flow Schedule"), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such independent certified public accountant. Together with Borrower's and Guarantor's annual financial statements, Borrower shall furnish to Lender an Officers' Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

     (c) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar month and forty five (45) days at the end of each quarter, the following items, accompanied by a CFO Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject month accompanied by a CFO Certificate with respect thereto;
          (ii) monthly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund and the Rollover Reserve Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses, all in form reasonably satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding quarter as of the last day of such quarter accompanied by a CFO Certificate with respect thereto; and (iv) a Net Cash Flow Schedule. In addition, such CFO Certificate shall also state that the representations and warranties of Borrower set forth in Section 4.1.30(a) are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days.

     (d) For the partial Fiscal Year commencing on the date hereof, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender's written approval, which approval shall not be unreasonably withheld or delayed (each such Annual Budget, an "Approved Annual Budget"). In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget which requires the approval of Lender hereunder, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

     (e) In the event that, Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each, an "Extraordinary Expense"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval, which approval shall not be unreasonably withheld or delayed.

     (f) If requested by Lender, Borrower shall provide Lender, promptly upon request, with the following financial statements if, at the time a preliminary or final prospectus, prospectus supplement, private placement memorandum, offering circular or other offering document (the "Disclosure Document") is being prepared for a Securitization, it is expected that the principal amount of the Loan together with any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan together with any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization:

          (i) A balance sheet with respect to each Individual Property for the two most recent fiscal years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to each Individual Property for the three most recent fiscal years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the date of the document in which such financial statements are included, interim financial statements of each

               Individual Property meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "Standard Statements"); provided, however, that with respect to each Individual Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) that has been acquired by Borrower from an unaffiliated third party (such Property, "Acquired Property"), as to which the other conditions set forth in Section 210.3-14 of Regulation S-X for provision of financial statements in accordance with such Section have been met, in lieu of the Standard Statements otherwise required by this Section, Borrower shall instead provide the financial statements required by such Section 210.3-14 of Regulation S-X ("Acquired Property Statements").

          (ii) Not later than thirty (30) days after the end of each fiscal quarter following the date hereof, a balance sheet of each Individual Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of each Individual Property for the period commencing following the last day of the most recent fiscal year and ending on the date of such balance sheet and for the corresponding period of the most recent fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent fiscal year Acquired Property Statements were permitted to be provided hereunder pursuant to subsection (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period).

          (iii) Not later than seventy-five (75) days after the end of each fiscal year following the date hereof, a balance sheet of each Individual Property as of the end of such fiscal year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the each Individual Property for such fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X.

          (iv) Within ten (10) Business Days after notice from the Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each, an "Offering Document Date") of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in subsection (f)(i) above; provided that the fiscal year and interim periods for which such financial statements shall be provided shall be determined as of such Offering Document Date.

     (g) If requested by Lender, Borrower shall provide Lender, promptly upon request, with summaries of the financial statements referred to in Section 5.1.11(f) hereof if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan and any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan and any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 10% (but is less than 20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in a Securitization. Such summaries shall meet the requirements for "summarized financial information," as defined in Section 210.1-02(bb) of Regulation S-X, or such other requirements as may be determined to be necessary or appropriate by Lender.

     (h) All financial statements provided by Borrower hereunder pursuant to
Section 5.1.11(f) and (g) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable legal requirements. All financial statements referred to in Subsections 5.1.11(f)(i) and 5.1.11(f)(iii) above shall be audited by independent accountants of Borrower acceptable to Lender in accordance with Regulation S-X and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing (as defined below), all of which shall be provided at the same time as the related financial statements are required to be provided. All financial statements (audited or unaudited) provided by Borrower under Section 5.1.11(f) and (g) shall be certified by the chief financial officer or administrative member of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.1.11(h).

     (i) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation S-X or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter, an "Exchange Act Filing") or as shall otherwise be reasonably requested by the Lender.

     (j) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 5.1.11(f), (g) and (h) hereof, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statement and/or Standard Statements or such other financial statements as Lender determines to be necessary or appropriate for such compliance.

     (k) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Properties and Borrower that is provided to Lender pursuant to this Section in connection with the Securitization to such parties requesting such information in connection with such Securitization.

     5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.

     5.1.13 Title to the Properties. Borrower will warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted or created hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgage and the Assignment of Leases on the Properties, subject only to Liens permitted or created hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

     5.1.14 Costs of Enforcement. In the event (a) that the Mortgage encumbering each Individual Property is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage encumbering each Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

     5.1.15 Estoppel Statement. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth, to Borrower's knowledge (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note,
(iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

     (b) Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than once in any calendar year.

     5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

     5.1.17 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill in all material respects each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to,

Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

     5.1.18 Confirmation of Representations. Borrower shall deliver, in connection with any Securitization, (a) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and its sole member as of the date of the Securitization.

     5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

     5.1.20 Leasing Matters. Any Leases with respect to an Individual Property written after the date hereof, for more than 20,000 square feet shall be approved by Lender, which approval shall not be unreasonably withheld. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender's rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Individual Property; provided, however, that no such termination or surrender of any Lease covering more than 20,000 square feet will be permitted without the written consent of Lender, which consent shall no be unreasonably withheld; (iii) shall not collect any of the rents more than one
(1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a individual lease of all or substantially all of any Individual Property without Lender's prior written consent, which consent shall no be unreasonably withheld. At the request of Borrower, Lender will, at Borrower's cost and expense, enter into a Subordination, Non-Disturbance and Attornment Agreement ("SNDA") with any tenant leasing more than 5,000 square feet on Lender's standard form, provided, that with respect to any tenant leasing less than 5,000 square feet, Lender will, at Borrower's cost and expense, enter into such SNDA in its reasonable discretion.

     5.1.21 Alterations. Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income, provided such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not materially adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, (c) alterations performed in connection with the restoration of an Individual Property after the occurrence of a casualty in accordance with the terms and provisions of this Agreement, or (d) alterations costing less than $750,000 and not effecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements. If the total unpaid amounts due and payable (for which there are insufficient funds in the appropriate reserves) with respect to alterations to the Improvements at any Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed $750,000 (the "Threshold Amount"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by Standard & Poor's Ratings Group of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is reasonably acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and Lender may apply such security from time to time at the option of Lender to pay for such alterations.

     5.1.22 Operation of Property. (a) Borrower shall cause the Properties to be operated, in all material respects, in accordance with the Management Agreement (or Replacement Management Agreement) as applicable; provided, however, that in no event shall Manager be entitled to a management fee in excess of four percent (4%) of Gross Income from Operations. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain

Lender's consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.



     (b) Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) if requested from Lender, promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

     5.1.23 O&M Plan. From the date hereof, Borrower shall implement and maintain an operation and maintenance plan, with respect to the 3040 Property and the 3050 Property, reasonably acceptable to Lender in all material respects.

     5.1.24 Lead and Drinking Water. Borrower agrees that within fourteen (14) days from the Closing Date, it shall show evidence reasonably satisfactory to Lender that there is no lead in the drinking water above the drinking water standards under applicable environmental laws. In the event that lead is detected above such drinking water standards, Borrower hereby agrees that it will take all necessary steps and actions to remediate the lead in the drinking water to levels in compliance with applicable environmental laws.

     Section 5.2. Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of the Mortgage encumbering the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

     5.2.1 Operation of Property. (a) Borrower shall not, without Lender's prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate or cancel the Management Agreement; provided, that Borrower may, without Lender's consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement;
(ii) reduce or consent to the reduction of the term of the Management Agreement;
(iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

     (b) Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender's sole discretion.

     5.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist for more than thirty (30) days after Borrower receives notice thereof any Lien on any portion of any Individual Property or permit any such action to be taken, except:

          (i)  Permitted Encumbrances;

          (ii) Liens created by or permitted pursuant to the Loan Documents; and

          (iii) Liens for Taxes or Other Charges not yet due.

     5.2.3 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the Properties except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of incorporation or bylaws of the Principal, in each case, without obtaining the prior written consent of Lender.

     5.2.4 Change In Business. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

     5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

     5.2.6 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

     5.2.7 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

     5.2.8 Principal Place of Business and Organization. Borrower shall not change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender thirty (30) days prior written notice. Borrower shall not change the place of its organization as set forth in
Section 4.1.28 without the consent of Lender, which consent shall not be unreasonably withheld. Upon Lender's request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Property as a result of such change of principal place of business or place of organization.

     5.2.9 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

     (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

          (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. 2510.3-101(b)(2);

          (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. 2510.3-101(f)(2); or

         (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. 2510.3-101c or
               (e).

     5.2.10 Transfers. (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

     (b) Without the prior written consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party to, (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party (collectively, a "Transfer"), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of
          Section 5.1.20 (provided, however, that Lender acknowledges Borrower's right to request approval of a Transfer).

     (c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests;
          (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.1.22 hereof.

     (d) Notwithstanding the provisions of this Section 5.1.20, the following transfers shall not be deemed to be a Transfer: (i) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock in a Restricted Party; provided, however, no such transfers shall result in the change of voting control in the Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, and (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer.

     (e) Notwithstanding the provisions of this Section 5.2.10, Borrower shall have a one-time right to transfer, not more than eighty percent (80%) of the stock, limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party provided that:
          (a) the proposed transferee shall be a Qualified Transferee; (b) if the Manager shall not be the manager of the Property following such transfer, then the Manager must be a Qualifying Manager; (c) no Event of Default shall have occurred and be continuing under the Loan Documents; (d) payment by Borrower to Lender of all of fees and expenses incurred in connection with such transfer including, without limitation, the cost of any third party reports, legal fees and expenses, rating agency fees (including rating agency counsel) and expenses or required legal opinions; (e) the delivery of a nonconsolidation opinion reflecting the proposed transfer satisfactory in form and substance to Lender and the Rating Agencies; and (f) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of Borrower, its shareholders, partners or members, as the case may be, following such transfers are in accordance with the then current standards of Lender and the Rating Agencies.

     (f) Notwithstanding the provisions of this Section 5.2.10, Borrower shall have the right to transfer the Properties and/or any Restricted Party may transfer the stock, partnership interests or membership interests (as the case may be) in a Restricted Party to Thomas Crocker and/or Guarantor or an entity in which Thomas Crocker and/or Guarantor owns directly or indirectly all of the beneficial interests; provided that:
          (a) if the Manager shall not be the manager of the Property following such transfer, then the Manager must be a Qualifying Manager; (b) no Event of Default shall have occurred and be continuing under the Loan Documents; (c) prior to a Securitization, Borrower shall have received the prior approval of Lender, which approval Lender shall not unreasonably withhold and after a Securitization, Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such transfer will not result in a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof; (d) payment by Borrower to Lender of all of fees and expenses incurred in connection with such transfer including, without limitation, the cost of any third party reports, legal fees and expenses, rating agency fees (including rating agency counsel) and expenses or required legal opinions; (e) the delivery of a nonconsolidation opinion reflecting the proposed transfer satisfactory in form and substance to Lender and the Rating Agencies; and (f) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of Borrower, its shareholders, partners or members, as the case may be, following such transfers are in accordance with the then current standards of Lender and the Rating Agencies.

     (g) Notwithstanding the provisions of this Section 5.2.10, Lender shall not unreasonably withhold its prior written consent to a one-time sale, assignment or other transfer of all the Properties, provided that (i) Lender receives sixty (60) days' prior written notice of such transfer and (ii) Lender reserves the right to condition the consent required hereunder upon (a) a modification of the terms hereof and of the Mortgage, the Note or the other Loan Documents; (b) an assumption of this Agreement, the Note, the Mortgage and the other Loan Documents as so modified by the proposed transferee, subject to the provisions of Section 9.4 of this Agreement; (c) payment of all of fees and expenses incurred in connection with such transfer including, without limitation, the cost of any third party reports, legal fees and expenses, rating agency fees (including rating agency counsel) and expenses or required legal opinions; (d) the payment of a non-refundable $5,000 application fee and, in the event that the proposed transferee is not an Affiliate of Borrower, an assumption fee equal to one percent (1%) of the outstanding principal balance of the Loan; (e) the delivery of a nonconsolidation opinion reflecting the proposed transfer satisfactory in form and substance to Lender; (f) the proposed transferee's continued compliance with the representations and covenants set forth in Section 4.1.30 of this Agreement; (g) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of Borrower, its shareholders, partners or members, as the case may be, following such transfers are in accordance with the then current standards of Lender and the Rating Agencies; (h) prior to any release of the Guarantor, a


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          substitute guarantor reasonably acceptable to Lender shall have assumed the Guaranty executed by Guarantor or executed a replacement guaranty reasonably satisfactory to Lender; (i) if required by Lender, confirmation in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of the then current rating assigned to the Securities in any applicable Securitization; (j) no Event of Default shall have occurred and be continuing under the Loan Documents; or (k) such other conditions as Lender shall determine in its reasonable discretion to be in the interest of Lender, including, without limitation, the creditworthiness, reputation and qualifications of the transferee with respect to the Loan and the Property. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.

     VI. INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS

     SECTION 6.1. Insurance. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Properties providing at least the following coverages:

     (i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of the lesser of (x) Twenty-Five Thousand and No/100 Dollars ($25,000), (y) five percent (5%) of the Replacement Cost and (z) five percent (5%) of Net Operating Income for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain:
          (x) if any portion of the Improvements is currently or at any time in the future located in an area designated as Flood Zone A or Zone V, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; (y) earthquake insurance in amounts


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

          and in form and substance satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity and (z) coastal windstorm insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in any coastal region, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

     (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000) in the aggregate and One Million and No/100 Dollars ($1,000,000) per occurrence (and, if on a blanket policy, containing an "Aggregate Per Location" endorsement); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

     (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from each Individual Property for a period of twelve (12) months from the date that such Individual Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from each Individual Property for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;


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

     (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

     (v) if an Individual Property includes commercial property, worker's compensation insurance with respect to any employees of Borrower, as required by any governmental authority or legal requirement;

     (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

    (vii) umbrella liability insurance in an amount not less than Twenty-Five Million and No/100 Dollars ($25,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

   (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000);

     (ix) if an Individual Property is or becomes a legal "non-conforming" use, ordinance or law coverage and insurance coverage to compensate for the cost of demolition or rebuilding of the undamaged portion of the Individual Property along with any reduced value and the increased cost of construction in amounts as requested by Lender; and

     (x) the commercial property and business income insurance required under Sections 6.1(a)(i) and (iii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain commercial property and business income insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a)(i) and (iii) above at all times during the term of the Loan so long as Lender reasonably determines that either (i) prudent owners of real estate comparable to the Properties are maintaining same or (ii) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance; provided, that Lender hereby agrees that a blanket policy covering the Property and all of the properties owned directly or indirectly by Koger Equity, Inc. (the "Koger Properties") with an aggregate annual limit of $77,000,000 (the "Approved Blanket Policy") shall be acceptable for this clause (x); provided, further that Borrower hereby acknowledges that if an event occurs at the Koger Properties that reduces the coverage in the Approved Blanket Policy, Borrower agrees to obtain within ten (10) business days of such occurrence a stand-alone policy with respect to the Properties in the amount of the outstanding principal balance of the Loan so long as Lender reasonably determines that such insurance is available at commercially reasonable rates; and



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     (xi) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

     (b) All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or, in the singular, the "Policy"), and shall be subject to the reasonable approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "AA" or better (and the equivalent thereof) by at least two (2) of the Rating Agencies rating the Securities (one of which shall be Standard & Poor's Ratings Group if they are rating the Securities and one of which will be Moody's Investors Service, Inc. if they are rating the Securities), or if only one Rating Agency is rating the Securities, then only by such Rating Agency. The Policies described in Section 6.1(a) (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

     (c) Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 6.1(a).

     (d) All Policies provided for or contemplated by Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

     (e) All Policies provided for in Section 6.1(a) shall contain clauses or endorsements to the effect that:

          (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;



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

          (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

          (iii) the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and

          (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

     (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems reasonably necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

     Section 6.2. Casualty. If the Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4; provided, however, that in the event that the Net Proceeds are not made available to Borrower for Restoration pursuant to Section 6.4 and Borrower satisfies the condition of Section 2.5.1 (a)-(e) for the release of an Individual Property, Lender agrees upon request by Borrower to apply the Net Proceeds to pay the Release Amount. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation. Section

     6.3. Condemnation. Borrower shall promptly give Lender notice of the actual or, if Borrower has knowledge of any, threatened commencement of any proceeding for the Condemnation of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking


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by any public or quasi-public authority through Condemnation or otherwise
(including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of reasonable expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 6.4. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

     Section 6.4. Restoration. The following provisions shall apply in connection with the Restoration of any Individual Property:

     (a) If the Net Proceeds shall be less than Five Hundred Thousand and No/100 Dollars ($500,000) and the costs of completing the Restoration shall be less than Five Hundred Thousand and No/100 Dollars ($500,000), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

     (b) If the Net Proceeds are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000) or the costs of completing the Restoration is equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section
          6.4. The term "Net Proceeds" shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Sections 6.1 (a)(i),
          (iv), (vi), (ix) and (x) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

          (i) The Net Proceeds shall be made available to Borrower for Restoration, provided that each of the following conditions are met:

               (A)  no Event of Default shall have occurred and be continuing;

               (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty-five percent (35%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;


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

               (C) Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage of the total rentable space in the Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such fire or other casualty or taking, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense. The term "Rentable Space Percentage" shall mean (1) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to seventy-five percent (75%) and (2) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to seventy-five percent (75%);

               (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty
                    (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

               (E) Lender shall be reasonably satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

               (F) Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) the Maturity Date, (2) the earliest date required for such completion under the terms of Leases making up the Rentable Space Percentage, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

               (G) the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;


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

               (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws);

               (I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Individual Property or the related Improvements;

               (J) the Net Operating Income for the affected Individual Property, after giving effect to the Restoration, shall be equal to or greater than the Net Operating Income for such Individual Property immediately prior to the Restoration;

               (K) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and

               (L) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's reasonable discretion to cover the cost of the Restoration.

                (ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

         (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"), which review and acceptance shall not be unreasonably withheld. If an Event of Default occurs and is continuing, Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant,


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               which review and acceptance shall not be unreasonably withheld.
               All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

          (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this
               Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed substantially in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

          (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

          (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency with Lender or provide evidence reasonably satisfactory to Lender of the availability of funds sufficient to cover the deficiency (the "Net Proceeds Deficiency") before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.


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         (vii) The excess, if any, of the Net Proceeds and interest thereon and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

     (c) All Net Proceeds and interest thereon not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

     (d) In the event of foreclosure of the Mortgage with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

     VII. RESERVE FUNDS

     SECTION 7.1. Required Repair Funds.

     7.1.1 Deposits. Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule III hereto (such repairs hereinafter referred to as "Required Repairs"). Except as a result of a force majeure, Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on Schedule III. It shall be an Event of Default under this Agreement if (a) Borrower does not substantially complete the Required Repairs at each Individual Property by the required deadline for each repair as set forth on Schedule III, or (b) Borrower does not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an


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Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount for each Individual Property set forth on such Schedule III hereto to perform the Required Repairs for such Individual Property. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.7 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Required Repair Account".

     7.1.2 Release of Required Repair Funds. Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least thirty (30) days prior to the date on which Borrower requests such payment be made and specifies the Required Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (c) Lender shall have received an Officers' Certificate (i) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (ii) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property to be funded by the requested disbursement, and (iii) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such Officers' Certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Lender, (d) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been substantially completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to make disbursements from the Required Repair Account unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

     Section 7.2. Tax and Insurance Escrow Fund. Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). Notwithstanding the


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foregoing, Borrower shall not be required to make monthly deposits for Insurance
Premiums as set forth in (b) above for so long as (a) Borrower maintains blanket insurance Policies for the Properties and (b) a Trigger Period is not in existence. The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgage. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be promptly returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

     Section 7.3. Replacements and Replacement Reserve.

     7.3.1 Replacement Reserve Fund. Borrower shall pay to Lender on each Payment Date the amount equal to $17,764 (as such amount may be adjusted from time to time as herein provided) (the "Replacement Reserve Monthly Deposit"), which amount shall be deposited with and held by Lender to be used for replacements and repairs required to be made to the Properties during the calendar year pursuant to the Approved Budget (collectively, the "Replacements"). From and after the time that any Individual Property is released hereunder, the then amount of the Rollover Reserve Monthly Deposit shall be reduced by the amount set forth in the Replacement Reserve column on
Schedule I. Amounts so deposited shall hereinafter be referred to as Borrower's "Replacement Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Replacement Reserve Account". Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained by Lender and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with Section 2.5 hereof.

     7.3.2 Disbursements from Replacement Reserve Account. Lender shall make disbursements from the Replacement Reserve Fund as requested by Borrower, and approved by Lender in its reasonable discretion, no more frequently than once in any thirty (30) day period of no less than $5,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender for requests in excess of


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$10,000.00 for a single item, lien waivers and releases or other evidence of payment reasonably satisfactory to Lender from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Property at Borrower's expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $25,000.00 for which reimbursement is sought.

     7.3.3 Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

     Section 7.4. Rollover Reserve.

     7.4.1 Deposits to Rollover Reserve Fund. Borrower shall deposit with Lender
(a) on the Closing Date, the amount of $6,476,000 (the "Initial Rollover Reserve Deposit") in the form of cash and/or a Letter of Credit (or any combination thereof) in accordance with Section 7.6 hereof and (b) on each Payment Date commencing on January 10, 2003, up to the Payment Date immediately preceding the Maturity Date the sum of $64,749 (as such amount may be adjusted from time to time as herein provided, including but not limited to additional deposits required for, if applicable, the Additional Rollover Reserve Monthly Deposit as set forth in Section 2.7(a) hereof) (the "Rollover Reserve Monthly Deposit"), such funds shall be deposited with and held by Lender for tenant improvement and leasing commission obligations incurred following the date hereof. From and after the time that any Individual Property is released hereunder, the then amount of the Rollover Reserve Monthly Deposit shall be reduced by the amount set forth in the Rollover Reserve column on Schedule I. In addition, Borrower shall pay to Lender for deposit with Lender all funds received by Borrower in connection with any cancellation, termination or surrender of any Lease, including, but not limited to, any surrender or cancellation fees, buy-out fees, or reimbursements for tenant improvements and leasing commissions (provided that the funds received by Lender shall be held for tenant improvement and leasing commission obligations for the space in which such funds were received). In the event that Borrower shows Lender evidence that the space for which such fees or reimbursements (set forth in the preceding sentence) were received by Borrower is rented (i) without payment by Borrower of any tenant improvement allowance or leasing commission in connection with such space or (ii) by Borrower for less costs for tenant improvement and leasing obligations than the amount of the fees or reimbursements received by Lender, Lender shall (x) remit all funds to Borrower in the event of (i) above or (y) such excess funds to Borrower in the event of (ii) above. All such amounts so deposited shall hereinafter be referred to as the "Rollover Reserve Fund" and the account to which such amounts are held shall hereinafter be referred to as the "Rollover Reserve Account".

     Section 7.5. Withdrawal of Rollover Reserve Funds. Lender shall make disbursements from the Rollover Escrow Fund for tenant improvement and leasing commission obligations incurred by Borrower. All such expenses shall be approved by Lender in its reasonable discretion, based on commercially reasonable standards. Lender shall make disbursements as requested by Borrower on a monthly basis in increments of no less than $5,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, lien waivers and releases or other evidence of payment reasonably satisfactory to Lender from all parties furnishing materials and/or services in connection with the requested payment.


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Lender may require an inspection of the Properties at Borrower's expense prior to making a monthly disbursement in excess of $50,000 in order to verify completion of improvements for which reimbursement is sought. All earnings or interest on the Rollover Escrow Fund shall be and become part of such Rollover Escrow Fund and shall be disbursed as provided in this Section 7.5. Section 7.6. Aesthetic Repair Funds.

     7.6.1 Deposits. Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule VI hereto (such repairs hereinafter referred to as "Aesthetic Repairs"). Except as a result of a force majeure, Borrower shall complete the Aesthetic Repairs on or before the required deadline for each repair as set forth on Schedule VI. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Aesthetic Repair Funds from the Aesthetic Repair Account and Lender may apply such funds either to completion of the Aesthetic Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Aesthetic Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. On the Closing Date, Borrower shall deposit with Lender the amount for each Individual Property set forth on such Schedule VI hereto to perform the Aesthetic Repairs for such Individual Property. Amounts so deposited with Lender shall be held by Lender in accordance with Section 7.7 hereof. Amounts so deposited shall hereinafter be referred to as Borrower's "Aesthetic Repair Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Aesthetic Repair Account".

     7.6.2 Release of Aesthetic Repair Funds. Lender shall disburse to Borrower the Aesthetic Repair Funds from the Aesthetic Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least thirty (30) days prior to the date on which Borrower requests such payment be made and specifies the Aesthetic Repairs to be paid, (b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, and (c) Lender shall have received an Officers' Certificate stating that each such Person has been paid in full or will be paid in full upon such disbursement, such Officers' Certificate to be accompanied by evidence of payment reasonably satisfactory to Lender, provided that a bill marked "paid" shall in all events be considered evidence of payment. Lender shall not be required to make disbursements from the Aesthetic Repair Account unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the Aesthetic Repair Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.6.2.

     Section 7.7. Unfunded Obligations Reserve. On the Closing Date Borrower shall deposit with Lender an aggregate amount of $2,547,644.09 to be held by Lender for the future obligations of Borrower under those Leases more particularly described in Schedule VII hereto. The amount so deposited shall


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hereinafter be referred to as the "Unfunded Obligation Reserve Fund" and the
account in which such amount is held shall hereinafter be referred to as the "Unfunded Obligations Reserve Account". Upon Borrower's written request, Lender shall make disbursements from the Unfunded Obligations Reserve up to the amount set forth on Schedule VII hereto for the respective Lease to reimburse Borrower, or to pay the tenant, for any amounts due by Borrower to such tenant under such Lease (the "Unfunded Obligation"), provided that Borrower delivers such written request with an Officer's Certificate stating that such amounts are due pursuant to such Lease; it being agreed that Borrower shall have no obligation to deliver to Lender any additional evidence that such Unfunded Obligation is due. Upon delivery to Lender of an Officer's Certificate stating that an Unfunded Obligation has been paid in full, provided no Event of Default shall have occurred and be continuing, Lender shall, within three (3) Business Days after receipt of such Officer's Certificate, remit to Borrower any excess funds in respect of such Unfunded Obligation.

     Section 7.8. Reserve Funds, Generally.

     7.8.1 Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

     7.8.2 Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

     7.8.3 The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

     7.8.4 The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender. All interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund, except that interest on the Tax and Insurance Escrow Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned by Borrower on the Reserve Funds.

     7.8.5 Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

     7.8.6 Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds.

     7.8.7 Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established, except for such losses, damages, costs and expenses resulting from the gross negligence or willful misconduct of Lender, its agents, employees and contractors. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.


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     7.8.8 If any Individual Property is released hereunder, any amounts held in the Required Repair Fund, Aesthetic Repair Fund, Unfunded Obligations Reserve Fund, Tax and Insurance Escrow Fund or any other Reserve Fund, other than the Rollover Reserve Fund and Replacement Reserve Fund, with respect to such Individual Property shall be disbursed to Borrower upon Borrower's request. If an Individual Property is released hereunder and there is an Unused Amount in either the Replacement Reserve Fund and Rollover Reserve Fund with respect to such Individual Property, the Unused Amount with respect to such Individual Property in such fund(s) shall be disbursed to Borrower upon Borrower's request.

     Section 7.9. Delivery of Letters of Credit. (a) In lieu of making all or any portion of the Rollover Reserve Deposit to the Rollover Reserve Fund, Borrower may deliver to Lender one (1) or more Letters of Credit in accordance with the provisions of this Section 7.9. Additionally, Borrower may deliver to Lender one (1) or more Letters of Credit in accordance with the provisions of this Section 7.9 in lieu of deposits previously made to the Rollover Reserve Fund with respect to a Rollover Reserve Deposit. The aggregate amount of any Letter of Credit and cash on deposit with respect to the Rollover Reserve Deposit in the Rollover Reserve Fund shall at all times be at least equal to the aggregate amount which Borrower is required to have on deposit in the Rollover Reserve Fund with respect to the Rollover Reserve Deposit pursuant to this Agreement. Lender shall have the right to draw down the Letter of Credit in full or in part in accordance with the applicable provisions hereof in the same manner as if Borrower has deposited cash hereunder. Borrower hereby agrees to pay any transfer fee in connection with a Letter of Credit required by the issuer of such Letter of Credit within five (5) days after demand by Lender.

     (b) Borrower shall give Lender no less than five (5) days notice of Borrower's election to deliver a Letter of Credit and Borrower shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from any such Letter of Credit. Upon thirty (30) days notice to Lender, Borrower may from time to time replace all or any portion of a Letter of Credit with a cash deposit to the Rollover Reserve Fund. Prior to the return of a Letter of Credit, Borrower shall deposit cash in an amount equal in the aggregate to the amount that would have been required to have been deposited in the Rollover Reserve Fund and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered (provided that Borrower shall not be required to deposit the amount of interest that would have accrued in the Rollover Reserve Fund had a cash deposit been made in lieu of a Letter of Credit).

     (c) Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply


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          all or any part thereof to the payment of the items for which such
          Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. On the Maturity Date, any such Letter of Credit may be applied to reduce the Debt.

     (d) In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of
          Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Approved Bank and Borrower shall not have replaced such bank with an Approved Bank within ten (10) Business Days after notice thereof. In the event that Lender draws down on any Letter of Credit in accordance with the terms of Section 7.9(d), the proceeds of such draw down shall be held by Lender as if Borrower has deposited cash hereunder. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

     VIII. DEFAULTS

     SECTION 8.1. Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

          (i)  if any portion of the Debt is not paid when due;

          (ii) if any of the Taxes or Other Charges are not paid by Borrower when the same are due and payable, if Borrower is obligated pursuant to the terms herein to make such payments directly;

         (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request, if Borrower is obligated pursuant to the terms hereof to pay the Insurance Premiums directly to the insurance company;

          (iv) if Borrower transfers or encumbers any portion of the Properties without Lender's prior written consent in violation of the provisions of this Agreement and Article 6 of any Mortgage;



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          (v)  if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

          (vi) if Borrower, Principal or any guarantor under any guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

         (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Principal or any guarantor under any guarantee issued in connection with the Loan or if Borrower, Principal or such guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Principal or such guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Principal or such guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Principal or such guarantor, upon the same not being discharged, stayed or dismissed within ninety 90 days;

        (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;


          (ix) if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section
               4.1.30 or Section 5.1.11 hereof;

          (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

          (xi) if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in the Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

         (xii) if a material default has occurred and continues beyond any applicable notice and/or cure period under the Management Agreement (or any Replacement Management Agreement) which default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement);

        (xiii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can only be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred twenty (120) days; or

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


         (xiv) if there shall be default under any of the other Loan Documents beyond any applicable notice and/or cure periods contained in such documents, whether as to Borrower or any Individual Property, which has the effect of permitting Lender to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

     (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clause (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems reasonably advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clause (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     Section 8.2. Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any Individual Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

     (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances:
          (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

     (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a securitization pursuant to Section 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

     (d) Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.


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     IX. SPECIAL PROVISIONS

     SECTION 9.1. Sale of Notes and Securitization. Borrower acknowledges and agrees that the Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the "Securities") secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a "Securitization"). At the request of Lender, and to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Securitization including, without limitation, to:

     (a) (i) provide reasonable additional financial and other information with respect to the Property, Borrower, the Principal and the Manager, and
          (ii) provide budgets relating to the Property (the "Provided Information"), together with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

     (b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower, the Principal and their respective affiliates to obtain, collect, and deliver information reasonably requested or required by Lender or the Rating Agencies;

     (c) deliver (i) revised opinions of counsel as to non-consolidation, due execution and enforceability with respect to the Property, Borrower, the Principal and their respective affiliates and the Loan Documents, and (ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender, Borrower and the Rating Agencies;

     (d) if required by any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Property, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender and the Rating Agencies;

     (e) make the representations and warranties made in the Loan Documents as of the closing date of the Securitization with respect to the Property, Borrower, the Principal and the Loan Documents as may be reasonably requested by Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof;

     (f) execute such amendments to the Loan Documents as may be reasonably requested by Lender or the Rating Agencies to effect the Securitization and/or deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan (and such new notes or modified note shall have the same initial weighted average coupon of the original note, but such new notes or modified note may change the interest rate of the Loan), and modify the cash management agreement with respect to the newly created components such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan provided, however, that Borrower shall not be required to modify any document evidencing or securing the Loan which would (A) modify (i) the interest rate payable under the Note,
          (ii) the stated maturity of the Note, (iii) any other material economic terms of the Loan or (iv) decrease the time period during which Borrower is permitted to perform its obligations under this Agreement or any of the other Loan Documents or (B) increase its obligations or decrease its rights, in each case in any material respect;

     (g) if requested by Lender, review any information regarding the Property, Borrower, Principal, the Manager and the Loan which is contained in a private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

     (h) to the extent within the Borrower's or Guarantor's power to do so, supply to Lender such reasonable documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws.

     All reasonable third party costs and expenses incurred by Borrower or Lender in connection with Borrower's compliance with requests made under this
Section 9.1 (including, without limitation, the fees and expenses of counsel, service providers and the Rating Agencies) shall be paid by Lender.

     Section 9.2. Securitization Indemnification. (a) Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note, in all reasonable respects and at the holder of the Note's expense, in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.


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

     (b) Borrower, Principal and Guarantor agree to provide in connection with each of (i) a preliminary and a final private placement memorandum,
          (ii) a preliminary and final prospectus or prospectus supplement,
          (iii) such other offering materials as may be used for the securitization of the Loan (such materials described in clause (i), (ii) or (iii), as applicable, being hereinafter referred to collectively as the "Offering Materials"), an indemnification certificate (A) certifying that Borrower, Principal and Guarantor, as applicable, has carefully examined the portions of, and only the portions of, the Offering Materials relating to Borrower, Manager, the Properties, Guarantor and Principal specifically, including, without limitation, the sections entitled "Description of the Mortgage Loans and Mortgaged Property," "The Manager" and "The Borrower" (collectively, the "Borrower Sections"), and such Borrower Sections as they relate to or include any Provided Information, and as they relate to the Properties, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Lender ("Credit Suisse First Boston") that has filed the registration statement relating to the securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person or entity who controls the Affiliate within the meaning of
          Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Credit Suisse First Boston Group"), and Credit Suisse First Boston, each of its directors and each Person who controls Credit Suisse First Boston within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Credit Suisse First Boston, the Credit Suisse First Boston Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Borrower Sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such Borrower Sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Credit Suisse First Boston Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Credit Suisse First Boston in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clause (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses
          (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower or its Affiliates if Borrower does not provide the indemnification certificate.


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

     (c) In connection with filings under the Exchange Act, Borrower and Guarantor agree to indemnify (i) Lender, the Credit Suisse First Boston Group and the Underwriter Group for Liabilities to which Lender, the Credit Suisse First Boston Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or misstatement of any material factor, the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Credit Suisse First Boston Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Credit Suisse First Boston Group or the Underwriter Group in connection with defending or investigating the Liabilities.

     (d) Borrower agrees that no Indemnified Person shall have any liability to Borrower for or in connection with the Loan unless and to the extent that it is finally judicially determined that liability for losses, claims, damages, liabilities or expenses incurred by Borrower resulted directly from the fraud, illegal acts, gross negligence or willful misconduct of such Indemnified Person.

     (e) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against Borrower, notify Borrower in writing of the claim or the commencement of that action; provided, however, that the failure to notify Borrower shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2, except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify Borrower shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify Borrower thereof, Borrower shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from Borrower to the Indemnified Person of its or their election to assume the defense of such claim or action, such entity shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both Borrower, on the one hand, and one or more Indemnified Persons on the other hand, and independent counsel to an Indemnified Person shall have reasonably concluded that there are any legal defenses available to such Indemnified Person and/or other Indemnified Persons that are different or in addition to those available to Borrower, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel's fees and disbursements are solely related to the defense of a claim for which Borrower is required hereunder to indemnify such Indemnified Person. Borrower shall not be liable for the expenses of more than one (1) such separate counsel.


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

     (f) Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), Borrower will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless (A) Borrower shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of Lender and each other Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings, or (B) Borrower reaffirms in writing its indemnity and contribution obligations hereunder regardless of any common, federal, state or commonwealth statutory law to the contrary. As long as Borrower has complied with its obligations to defend and indemnify hereunder, Borrower shall not be liable for any settlement made by Lender or any other Indemnified Person without the consent of Borrower (which consent shall not be unreasonably withheld or delayed).

     (g) Borrower agrees that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for a reason other than the fraud, illegal acts, gross negligence or willful misconduct of an Indemnified Person or is insufficient to hold an Indemnified Person harmless (with respect only to the losses, claims, damages, liabilities or expenses that are the subject of this Section 9.2), then Borrower and such Indemnified Person shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to Borrower on the one hand, and such Indemnified Person on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of Borrower on the one hand, and all Indemnified Persons on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2,
          (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) Borrower and Lender agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees and interest (by underwriting discount or otherwise) actually received by the Credit Suisse First Boston Group and the Underwriter Group in connection with the closing of the Loan or the Securitization.

     (h) Borrower agrees that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not Lender, any other Indemnified Person, the Credit Suisse First Boston Group or the Underwriter Group is a formal party to any such lawsuits, claims or other proceedings, and that such obligations shall extend upon the terms set forth in this Section 9.2 to any controlling person, director, partner, officer, employee, representative or agent of Lender, the Credit Suisse First Boston Group and the Underwriter Group (each, an "Indemnified Person"). Borrower further agrees that their indemnification, contribution and reimbursement obligations shall be in addition to any liability which they may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Indemnified Persons within the meaning of the Securities Act.

     (i)  The liabilities and obligations of both Borrower and Lender under this
          Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.


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

     (j) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

          Section 9.3.   [INTENTIONALLY DELETED]

     Section 9.4. Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

          (i) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

          (ii) the gross negligence or willful misconduct of Borrower;

         (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity Agreement or in the Mortgage concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

          (iv) the removal or disposal of any portion of the Properties after an Event of Default or the causing of physical waste on any portion of the Properties;

          (v) the misapplication or conversion by Borrower of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Properties, (B) any Awards received in connection with a condemnation of all or a portion of the Properties, (C) any Rents following an Event of Default, (D) any Rents paid more than one month in advance;

          (vi) failure by Borrower to pay charges for labor or materials or other charges that can create Liens on any portion of the Properties unless due to Lender's failure to disburse funds held therefor in escrow pursuant to the terms and provisions of this Agreement;

         (vii) any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

        (viii) Personal Property taken from the Property and not replaced with Personal Property of the same utility and of the same or greater value.

     Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower (i) in the event of: (a) Borrower filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against Borrower from any Person; (c) Borrower filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) Borrower consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property; and (e) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ii) if the first full monthly payment of interest on the Note is not paid when due; (iii) if Borrower fails to permit on-site inspections of the Properties, fails to provide financial information, fails to maintain its status as a Single Purpose Entity or fails to appoint a new property manager upon the request of Lender as permitted under the Loan Agreement, each as required by, and in accordance with, the terms and provisions of the Loan Agreement or the Mortgage; (iv) if Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Properties; or (v) if Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Properties or any interest therein as required by the Loan Agreement or the Mortgage.

     Section 9.5. Matters Concerning Manager. (a) If (i) an Event of Default is continuing beyond any applicable notice and cure period, (ii) the Debt has been accelerated pursuant to Section 8.1(b) hereof, (iii) the Manager is in default under any of its obligations under the Management Agreement beyond any applicable notice and cure period, or (iv) the Manager shall become bankrupt or insolvent, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed the greater of (i) exceed then prevailing market rates or (ii) four percent (4%).

     Section 9.6. Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement.

     Section 9.7. Severance Documentation. Lender shall have the right, at any time (whether prior to or after any sale, participation or Securitization of all or any portion of the Loan), to modify the Loan in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more components of the Note or notes, reduce the number of components of the Note or notes, revise the interest rate for each component, reallocate the principal balances of the notes and/or the components created pursuant to this
Section 9.7, increase or decrease the monthly debt service payments for each such component or eliminate any component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), provided that (a) the principal balance of all notes and/or components immediately after the effective date of such modification equals the principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all notes and/or components immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification and
(b) such modification does not otherwise increase the economic obligations of Borrower under the Loan Documents. At Lender's election, each note evidencing the Loan may be subject to one or more Securitizations. Lender shall have the right to modify the Note and/or notes and any components in accordance with this
Section 9.7 and, provided that such modification shall comply with the terms of this Section 9.7, it shall become immediately effective. If requested by Lender, Borrower shall promptly execute an amendment to the Loan Documents to evidence any such modification.

     X. MISCELLANEOUS

     SECTION 10.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

     Section 10.2. Lender's Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

     Section 10.3. Governing Law.

     (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

     (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

          CORPORATION SERVICE COMPANY
          80 STATE STREET
          ALBANY, NEW YORK  12207

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

     Section 10.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

     Section 10.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender or Borrower in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

     Section 10.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

          If to Lender:  Column Financial, Inc.
               11 Madison Avenue
               New York, New York 10010
               Attention:  Edmund Taylor
               Facsimile No. (212) 325-8106

          with a copy to:  Column Financial, Inc.
               One Madison Avenue
               New York, New York 10010
               Legal and Compliance Department
               Attention:  Pamela McCormack, Esq.
               Facsimile No. (917) 326-7805

          with a copy to:  Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, New York 10038
               Attention:  Fredric L. Altschuler, Esq.
               Facsimile No. (212) 504-6666

          If to Borrower:  Koger Post Oak Limited Partnership
               433 Plaza Real, Suite 335
               Boca Raton, Florida  33432
               Attention:  Tom Brockwell
               Facsimile No. (561) 394-7712

          With a copy to:  White & Case LLP
               200 South Biscayne Blvd., Suite 4900
               Miami, Florida  33131
               Attention:  William Walker, Esq.
               Facsimile No. (305) 348-5744

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender's receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

     Section 10.7. Trial by Jury.

     BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER OR BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

     Section 10.8. Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 10.9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 10.10. Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

     Section 10.11. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

     Section 10.12. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

     Section 10.13. Expenses; Indemnity. (a) Except as otherwise specifically provided herein, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters required in the Loan Documents (unless the applicable provision in such Loan Documents provides Borrower shall have no such obligation); (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

     (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

     Section 10.14. Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

     Section 10.15. Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

     Section 10.16. No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

     (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

     Section 10.17. Publicity. All news releases, publicity or advertising by Borrower or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, Credit Suisse First Boston, or any of their Affiliates shall be subject to the prior written approval of Lender.

     Section 10.18. Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets. (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately.

     (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of the Mortgage, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.


     Section 10.19. Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

     Section 10.20. Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the

Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

     Section 10.21. Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt. Lender hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.


     Section 10.22. Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this Agreement and the other Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                           BORROWER:


                           KOGER POST OAK LIMITED PARTNERSHIP,
                           a Delaware corporation


                           By:  KOGER POST OAK, INC., a Delaware corporation


                           By:      /S/ Thomas C. Brockwell
                              ----------------------------------
                                    Name: Thomas C. Brockwell
                                    Title: Vice President


                           LENDER:


                           COLUMN FINANCIAL, INC.

                           By:   /S/ Priscilla Horning
                              ------------------------
                              Name:  Priscilla Horning
                             Title:  Vice President

                           SCHEDULE I

                    (Property - Information)

















                                       SCH. 1 - 1

                                   SCHEDULE II

                                   (Rent Roll)

















                                       SCH. 2 - 1

                                  SCHEDULE III

                  (Required Repairs Deadlines For Completion)












                                       SCH. 3 - 1

                                  SCHEDULE IV

                              (Organization Chart)














                                       SCH. 4 - 1

                                   SCHEDULE V

                            (Intentionally Deleted)














                                       SCH. 5 - 1

                                  SCHEDULE VI

                              (Aesthetic Repairs)

                                  SCHEDULE VII

                             (Unfunded Obligations)

                                 SCHEDULE 4.1.4

                                  (Litigation)

















                                       SCH. 5 - 1

                                 SCHEDULE 4.1.5


                                  (Agreements)












                                       SCH. 5 - 1
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                                 SCHEDULE 4.1.24

                              (Physical Condition)












                                       SCH. 5 - 1
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                                 SCHEDULE 4.1.26

                                    (Leases)

















                                       SCH. 5 - 1
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                                    EXHIBIT A

                         (Approved Management Agreement)